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                              2001 ANNUAL MEETING
                              INSTRUCTION BOOKLET
                    FOR EXPEDIA SHAREHOLDERS, WARRANTHOLDERS
                               AND OPTIONHOLDERS
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                     CONTENTS OF THIS INSTRUCTIONS BOOKLET

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 A.   Introduction................................................      3

 B.   Proxy Card Information and Instructions.....................      6

 C.   Election Form/Letter of Transmittal Frequently Asked
      Questions...................................................      7

 D.   Instructions for Completing the Election Form/Letter of
      Transmittal.................................................     12

 E.   Instructions for Completing the Notice of Guaranteed
      Delivery....................................................     17
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A.  INTRODUCTION

2001 ANNUAL MEETING

    The Expedia 2001 annual meeting of shareholders will be held at 2:30 p.m., local time, on December 17, 2001 at the Embassy Suites Hotel, 3225 158th Avenue SE, Bellevue, Washington, for the following purposes:

    1. To consider and vote on a proposal to approve the Amended and Restated Agreement and Plan of Recapitalization and Merger, dated as of July 15, 2001, among USA Networks, Inc. ("USA"), Expedia, Taipei, Inc., a wholly owned subsidiary of USA, Microsoft Corporation ("MICROSOFT") and Microsoft E-Holdings, Inc., a wholly owned subsidiary of Microsoft (the "MERGER AGREEMENT"), and the transactions contemplated thereby.

    2. To consider and vote on a proposal to amend and restate Expedia's Articles of Incorporation to, among other things, create a high-vote and low-vote class of common stock and to make other changes to the Articles of Incorporation.

    3. To consider and vote on a proposal to terminate the Shareholder Agreement, dated as of October 1, 1999, between Expedia and Microsoft.

    4. To consider and vote on a proposal to elect seven directors to serve until the 2002 annual meeting of Expedia shareholders, four of whom will be replaced upon closing of the transactions.

    5.  To consider and vote on a proposal to adopt the Expedia 2001 Stock Plan.

    6. To transact any other business as may properly come before the annual meeting or any adjournment or postponement.

MATERIALS INCLUDED IN THIS PACKAGE

    In connection with the 2001 annual meeting, enclosed please find the following materials in this package:

    - INSTRUCTION BOOKLET, containing instructions for Expedia shareholders, warrantholders and optionholders on how to vote at the annual meeting (if applicable) and how to elect (if applicable) to exchange shares of Expedia common stock for shares of Expedia Class B common stock in the recapitalization of Expedia, which recapitalization is described in more detail in the accompanying Joint Prospectus/Proxy and Information Statement.

    - JOINT PROSPECTUS/PROXY AND INFORMATION STATEMENT, dated November 13, 2001, setting forth the proposals to be voted on at the annual meeting and describing the transactions contemplated by the Merger Agreement.

    - PROXY CARD, to be returned by shareholders eligible to vote at the annual meeting in accordance with the instructions set forth in Part B of this Instruction Booklet.

    - WHITE PROXY CARD ENVELOPE, to be used for returning the Proxy Card.

    - ELECTION FORM/LETTER OF TRANSMITTAL, to be returned by shareholders who elect to exchange their shares of Expedia common stock for shares of Expedia Class B common stock in the recapitalization, in accordance with the instructions set forth in Part D of this Instruction Booklet.

    - NOTICE OF GUARANTEED DELIVERY, to be returned by shareholders who elect to exchange their shares of Expedia common stock for shares of Expedia Class B common stock in the recapitalization and whose share certificates are not immediately available, in accordance with the instructions set forth in Part E of this Instruction Booklet.

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    - BROWN KRAFT ELECTION FORM/LETTER OF TRANSMITTAL ENVELOPE, to be used for returning the Election Form/Letter of Transmittal.

    - GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9.

    - FISCAL YEAR 2001 ANNUAL REPORT OF EXPEDIA.

    If your package is missing any of the above materials, please contact the Proxy Solicitor and Information Agent, MacKenzie Partners, Inc., (toll-free) at
(800) 322-2885 or (call collect) at (212) 929-5500.

WHAT YOU SHOULD DO

    All Expedia shareholders, warrantholders and optionholders should read the enclosed materials carefully, in particular the Joint Prospectus/Proxy and Information Statement, for a description of (i) the proposals to be voted on at the annual meeting, (ii) the transactions contemplated by the Merger Agreement, and (iii) what you are entitled to under the terms of the Merger Agreement.

    In addition, if you hold:

    (A) SHARES OF EXPEDIA COMMON STOCK:

       - VOTING--If you are the holder of record of shares of Expedia common stock on the record date of October 15, 2001, you are entitled to vote at the 2001 annual meeting. PLEASE REFER TO "PROXY CARD INFORMATION AND INSTRUCTIONS" SET FORTH IN PART B OF THIS INSTRUCTION BOOKLET FOR INSTRUCTIONS ON HOW TO VOTE.

       - ELECTION--You have the right to elect to exchange some or all of your shares of Expedia common stock for Expedia Class B common stock in the recapitalization. IF YOU DECIDE TO ELECT TO EXCHANGE SOME OR ALL OF YOUR SHARES FOR EXPEDIA CLASS B COMMON STOCK, PLEASE REFER TO THE "ELECTION FORM/LETTER OF TRANSMITTAL FREQUENTLY ASKED QUESTIONS" AND "INSTRUCTIONS FOR COMPLETING THE ELECTION FORM/LETTER OF TRANSMITTAL" SET FORTH IN PARTS C AND D OF THIS INSTRUCTION BOOKLET.

       - NO ELECTION--If you decide not to elect to exchange any of your shares for Expedia Class B common stock, you will retain your shares of Expedia common stock, and in the merger you will receive warrants to acquire additional Expedia common stock as described in the Joint Prospectus/Proxy and Information Statement. NO FURTHER ACTION IS REQUIRED.

    (B) OUTSTANDING EXPEDIA WARRANTS:

       - EXERCISE AND ELECTION--You have the right to elect to exercise some or all of your warrants and to exchange them for Expedia Class B common stock in the recapitalization. IF YOU ELECT TO EXERCISE SOME OR ALL OF YOUR WARRANTS AND TO EXCHANGE THEM FOR EXPEDIA CLASS B COMMON STOCK, PLEASE REFER TO THE "ELECTION FORM/LETTER OF TRANSMITTAL FREQUENTLY ASKED QUESTIONS" AND "INSTRUCTIONS FOR COMPLETING THE ELECTION FORM/LETTER OF TRANSMITTAL" SET FORTH IN PARTS C AND D OF THIS INSTRUCTION BOOKLET.

       - NO EXERCISE -- If you decide not to exercise your warrants, your warrants may terminate upon the consummation of the merger in accordance with their terms. PLEASE REFER TO THE TERMS OF YOUR WARRANT DOCUMENT FOR THE SPECIFIC TERMS OF YOUR WARRANTS.

    (C) EXPEDIA OPTIONS THAT WERE GRANTED ON OR PRIOR TO AUGUST 2, 2001:

       - EXERCISE AND ELECTION--If your options are vested and you exercise prior to the date on which new Expedia warrants will be distributed to Expedia optionholders (as described herein), which date will be approximately 10 days prior to the date of the annual meeting (the "DISTRIBUTION DATE"), as described in the Joint Prospectus/Proxy and Information Statement, you have the right to elect to exchange some or all of the Expedia shares issued

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         upon exercise for Expedia Class B common stock in the recapitalization.
         IF YOU DECIDE TO EXERCISE AND ELECT, PLEASE REFER TO THE "ELECTION FORM/LETTER OF TRANSMITTAL FREQUENTLY ASKED QUESTIONS" AND
         "INSTRUCTIONS FOR COMPLETING THE ELECTION FORM/LETTER OF TRANSMITTAL" SET FORTH IN PARTS C AND D OF THIS INSTRUCTION BOOKLET.

    - NO EXERCISE--If you decide not to exercise, you will receive warrants to acquire additional Expedia common stock on the distribution date as described in the Joint Prospectus/Proxy and Information Statement. NO FURTHER ACTION IS REQUIRED. A separate prospectus concerning the issuance of these warrants will be delivered to you prior to the distribution of the warrants.

ADDITIONAL QUESTIONS/WHERE TO SEND DOCUMENTS

    If you have additional questions after reading the material in this package or if you require additional copies of the documents included in this package, please contact the Proxy Solicitor and Information Agent, MacKenzie
Partners, Inc., (toll free) at (800) 322-2885 or (call collect) at
(212) 929-5500.

    If you lose your white proxy card envelope, please send your completed, signed and dated proxy card to the following address:

                                    BY MAIL:
                                 Expedia, Inc.
                        c/o Mellon Investor Services LLC
                                Midtown Station
                                  P.O. Box 945
                            New York, NY 10138-0745

    If you lose your brown kraft Election Form/Letter of Transmittal envelope, please send all duly executed and completed Election Forms/Letters of Transmittal, stock or warrant certificates and other required election documentation to one of the following addresses:

                                    BY MAIL:
                          Mellon Investor Services LLC
                           Reorganization Department
                              Post Office Box 3301
                        South Hackensack, NJ 07606-3301

                             BY OVERNIGHT DELIVERY:
                          Mellon Investor Services LLC
                           Reorganization Department
                               85 Challenger Road
                           Ridgefield Park, NJ 07660

                                    BY HAND:
                          Mellon Investor Services LLC
                           Reorganization Department
                                   13th Floor
                               New York, NY 10271

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B.  PROXY INFORMATION AND INSTRUCTIONS

    After reviewing the enclosed Joint Prospectus/Proxy and Information Statement, you should indicate on your proxy card how you want to vote on each of the proposals, and sign, date and mail the proxy card in the enclosed WHITE envelope as soon as possible to ensure that your shares will be represented at the annual meeting.

    If you do not sign and send in your proxy, and if you do not attend and cast your vote in person at the annual meeting, it will have the effect of voting against each of the proposals.

    If you sign, date and send in your proxy card but do not indicate how you want to vote, your proxy will be voted in favor of the Merger Agreement, in favor of the amendment and restatement of Expedia's articles, in favor of the termination of the shareholder agreement with Microsoft, in favor of the election of the nominees set forth in the Joint Prospectus/Proxy and Information Statement to the Expedia Board of Directors, and in favor of the adoption of the 2001 Stock Plan. The proposals relating to the Merger Agreement, the amendment and restatement of Expedia's articles and the termination of the shareholder agreement are all contingent on the approval of the other proposals relating to the Merger Agreement transactions, all of which are described in the Joint Prospectus/Proxy and Information Statement.

    You can change your vote by delivering a signed notice of revocation or a later-dated, signed proxy card to Expedia's secretary before the annual meeting, or by attending the annual meeting and voting in person.

    For further details, see the discussion "The Annual Meeting--Voting and Revocation of Proxies" in the Joint Prospectus/Proxy and Information Statement.

    YOU SHOULD MAIL YOUR SIGNED PROXY CARD IN THE ENCLOSED SMALL, WHITE ENVELOPE MARKED "PROXY".

    Shareholders should NOT send any stock certificates, Notices of Guaranteed Delivery or warrant certificates and associated documentation, with their proxy card.

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C.  ELECTION FORM/LETTER OF TRANSMITTAL FREQUENTLY ASKED QUESTIONS

    This section provides answers to frequently asked questions, briefly describes your options, and provides information and instructions on how to make your election to exchange your shares of Expedia common stock for shares of Expedia Class B common stock in the recapitalization. We urge you to read carefully this Instruction Booklet and the enclosed Joint Prospectus/Proxy and Information Statement.

1.  WHY HAVE I BEEN SENT AN ELECTION FORM/LETTER OF TRANSMITTAL?

    Under the terms of the Merger Agreement, immediately prior to the merger, Expedia will recapitalize its capital stock to create a new class of common stock, Expedia Class B common stock. In connection with the recapitalization, you have the right to elect to exchange, on a share-for-share basis, some or all of your shares of Expedia common stock for Expedia Class B common stock, subject to proration in the event that shareholders submit elections covering more than 37,500,000 shares of Expedia Class B common stock.

    In the merger, which will occur immediately following the recapitalization, each share of Expedia Class B common stock that you receive in the recapitalization will be converted into the right to receive in the merger a package of USA securities consisting of a fraction of a share of USA common stock, a fraction of a share of USA cumulative convertible redeemable preferred stock, and a fraction of a warrant to acquire one share of USA common stock.

    If you do not exchange your shares of Expedia common stock for Expedia
Class B common stock in the recapitalization and do not validly exercise your dissenters' rights in the merger, you will retain your shares of Expedia common stock in the merger. In addition, you will receive, for each share of Expedia common stock that you hold at the time of the merger, a fraction of a warrant to acquire one share of Expedia common stock.

    For further details of the recapitalization and merger, you should refer to the discussion of "Proposal No. 1--Approval of the Merger Agreement--Structure of the Transactions" in the Joint Prospectus/Proxy and Information Statement.

    If you hold outstanding Expedia warrants or vested Expedia stock options, you may also participate in the election by exercising your warrant/option by following the instructions in this Instruction Booklet.

2.  WHAT IS THE PURPOSE OF THE ELECTION FORM/LETTER OF TRANSMITTAL?

    The enclosed Election Form/Letter of Transmittal does two things:

    First, it allows you to make your election to exchange all or some of your Expedia shares and/or all or some of your outstanding Expedia warrants for shares of Expedia Class B common stock in the recapitalization. All shares of Expedia Class B common stock will be automatically converted into the package of USA securities in the merger (or cash in lieu of fractional shares).

    Second, it provides you with instructions on how to surrender your stock certificates and your warrant certificates in order to receive shares of Expedia Class B common stock and, ultimately, the package of USA securities (or cash in lieu of fractional shares). Please note that actual certificates representing Expedia Class B common stock will not be issued in the recapitalization.

3.  WHAT DO I DO WITH THE ELECTION FORM/LETTER OF TRANSMITTAL?

    The Election Form/Letter of Transmittal is divided into four sections, with corresponding instructions for completing each section set forth in Part D of this Instruction Booklet.

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    If you wish to exchange all or some of your shares of Expedia common stock or outstanding Expedia warrants for shares of Expedia Class B common stock in the recapitalization and, ultimately, the package of USA securities (or cash in lieu of fractional shares) in the merger, complete, sign and date the Election Form/Letter of Transmittal and mail it to Mellon Investor Services LLC (the "EXCHANGE AGENT") in the enclosed brown kraft envelope along with stock certificates or Notice of Guaranteed Delivery and/or warrant certificates to be exchanged. The deadline for receipt of your Election Form/Letter of Transmittal is 5:00 p.m. (Eastern Time) on December 17, 2001, the date of the annual meeting (the "ELECTION DEADLINE").

    By signing the Election Form/Letter of Transmittal, you agree to surrender your stock certificate(s) and/or warrant certificate(s) (as applicable) in exchange for shares of Expedia Class B common stock. You also confirm that your tax identification number indicated on the form is correct and that you have complied with all the requirements stated in the instructions. Please note that if your Expedia shares or outstanding Expedia warrants are held in a joint account, then signatures of both owners are required.

    If stock certificates are not available when the Election Form/Letter of Transmittal is sent to the Exchange Agent, you must provide a Notice of Guaranteed Delivery from a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program. A Notice of Guaranteed Delivery guarantees to USA that those stock certificates will be delivered to the Exchange Agent within two business days after the Election Deadline. A blank Notice of Guaranteed Delivery is included with these materials.

    You may submit more than one Election Form/Letter of Transmittal.

    IF YOU WISH TO MAKE AN ELECTION YOU MUST RETURN YOUR STOCK CERTIFICATES OR NOTICE OF GUARANTEED DELIVERY AND/OR WARRANT CERTIFICATES REPRESENTING YOUR EXPEDIA SHARES ALONG WITH THE ELECTION FORM/ LETTER OF TRANSMITTAL IN THE ENCLOSED BROWN KRAFT ENVELOPE TO THE EXCHANGE AGENT BY THE ELECTION DEADLINE. DO NOT SIGN THE BACK OF THE STOCK CERTIFICATES OR THE WARRANT CERTIFICATES. ANY DISPUTES REGARDING YOUR ELECTION WILL BE RESOLVED BY USA AND ITS DECISION WILL BE FINAL FOR ALL PARTIES CONCERNED. USA HAS THE ABSOLUTE RIGHT TO REJECT ANY AND ALL ELECTION FORMS/LETTERS OF TRANSMITTAL OR NOTICES OF GUARANTEED DELIVERY WHICH IT DETERMINES ARE NOT IN PROPER FORM OR TO WAIVE MINOR DEFECTS IN ANY FORM. ELECTIONS WILL NOT BE EFFECTIVE UNTIL ALL DEFECTS OR IRREGULARITIES THAT HAVE NOT BEEN WAIVED BY USA HAVE BEEN CORRECTED.

    Do not send in your Election Form/Letter of Transmittal or Expedia stock certificates or Notice of Guaranteed Delivery if you wish to retain your Expedia shares and receive new Expedia warrants to purchase additional shares of Expedia common stock in the merger.

4.  WHAT IF I HOLD OUTSTANDING EXPEDIA WARRANTS OR EXPEDIA OPTIONS?

    IF YOU HOLD OUTSTANDING EXPEDIA WARRANTS: You have the right to elect to exercise your warrants for shares of Expedia common stock and exchange some or all of those shares for Expedia Class B common stock in the recapitalization. In order for your election to be effective, you must exercise your warrants prior to the recapitalization. You should consult your warrant document for the exact form and manner of payment required to exercise your warrant. In addition, YOU MUST COMPLETE AND SUBMIT THE ENCLOSED ELECTION FORM/LETTER OF TRANSMITTAL, TOGETHER WITH YOUR WARRANT CERTIFICATE, PAYMENT OF YOUR EXERCISE PRICE IN THE FORM AND MANNER REQUIRED BY YOUR WARRANT DOCUMENT, AND AN EXECUTED NOTICE TO EXERCISE YOUR WARRANT TO THE EXCHANGE AGENT BY THE ELECTION DEADLINE.

    IF YOU HOLD EXPEDIA OPTIONS: The following only applies to Expedia stock options that were granted on or prior to August 2, 2001. If you were granted options after this date, your options will remain unchanged and you will be issued only Expedia common stock upon exercise.

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    If your options are vested and you exercise such options prior to the distribution date, you will be treated as a holder of Expedia shares and will have the right to elect to exchange all or some of the Expedia shares issued upon exercise for Expedia Class B common stock in the recapitalization by following the election procedure for shareholders described in this Instruction Booklet. If you elect not to exchange such Expedia shares in the recapitalization, you will retain your shares of Expedia common stock and if you continue to hold these shares as of the effective time, you will receive in the merger a fraction of a new Expedia warrant for each share.

    If you continue to hold Expedia stock options, vested or unvested, on the distribution date, Expedia will distribute to you a fraction of a new Expedia warrant for each option you hold on the distribution date, provided that if you subsequently exercise your underlying stock options between the distribution date and the date of the annual meeting, you will forfeit your right to the new Expedia warrants you received on the distribution date and these warrants will be canceled. The new Expedia warrants to be distributed to optionholders on the distribution date have terms identical to the terms of the new Expedia warrants being distributed in the merger to holders of Expedia common stock, except that the warrants being distributed to Expedia optionholders are subject to the same vesting schedule as the options in respect of which the warrants are being issued and will be non-transferable and non-exercisable for a period of 90 days following the date of their issue.

    DO NOT SEND IN YOUR ELECTION FORM/LETTER OF TRANSMITTAL OR EXPEDIA STOCK CERTIFICATES OR NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO RETAIN YOUR EXPEDIA OPTIONS AND RECEIVE IN THE MERGER NEW EXPEDIA WARRANTS TO PURCHASE ADDITIONAL SHARES OF EXPEDIA COMMON STOCK.

    For further details of the treatment of Expedia warrants and options in the merger, you should refer to the discussion of "Proposal No. 1--Approval of the Merger Agreement--Structure of the Transactions" in the Joint Prospectus/Proxy and Information Statement.

5. WILL I RECEIVE ALL MY ALLOCATION OF EXPEDIA CLASS B COMMON STOCK IF I MAKE A VALID ELECTION?

    Since Expedia will only issue a maximum of 37,500,000 shares of Expedia Class B common stock in the recapitalization, even if you make a valid election to receive Expedia Class B common stock, you may not receive shares of Expedia Class B common stock for all the shares of Expedia common stock surrendered with the Election Form/Letter of Transmittal. You will, however, receive your proportional allocation based on the total number of shares of Expedia common stock electing to receive Expedia Class B common stock in the recapitalization. Please note that Microsoft, which owns 33,722,710 shares, or approximately 66%, of Expedia's common stock, has agreed to elect to receive, subject to proration, the package of USA securities in exchange for all of its Expedia shares.

6.  WHAT IF I FAIL TO MAKE AN ELECTION?

    IF YOU HOLD EXPEDIA SHARES: At the effective time of the merger, your shares of Expedia common stock, unless you validly exercise your dissenters' rights, will remain outstanding and will entitle you to receive 0.1920 validly issued, fully paid and nonassessable new Expedia warrants.

    IF YOU HOLD OUTSTANDING EXPEDIA WARRANTS: If you hold outstanding Expedia warrants and (a) fail to make an election, and (b) have not exercised them prior to the recapitalization, your outstanding Expedia warrants will be terminated in accordance with their terms unless their terms explicitly provide otherwise, in which case, if the warrants are exercised after the recapitalization, you will, in accordance with the terms of your underlying warrant document, receive both Expedia common stock and 0.1920 of a new Expedia warrant for each share of Expedia common stock subject to the outstanding Expedia warrant.

    IF YOU HOLD EXPEDIA OPTIONS: If you continue to hold Expedia stock options, vested or unvested, on the distribution date, Expedia will distribute to you
0.1920 new Expedia warrants for each option you hold on the distribution date, provided that if you subsequently exercise your underlying stock options

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between the distribution date and the date of the annual meeting, you will forfeit your right to the new Expedia warrants you received on the distribution date and these warrants will be canceled.

    For further details of the recapitalization and merger, you should refer to the discussion of "Proposal No. 1--Approval of the Merger Agreement--Structure of the Transactions" in the Joint Prospectus/Proxy and Information Statement.

7.  WHAT HAPPENS IF I MISS THE ELECTION DEADLINE?

    Missing the Election Deadline is the same as failing to make an election.

8.  WHEN CAN I EXPECT TO RECEIVE MY NEW SECURITIES CERTIFICATES?

    Please note that you will not actually receive physical certificates for the shares of Expedia Class B common stock into which your surrendered shares of Expedia common stock are converted in the recapitalization. Instead, the shares of Expedia Class B common stock into which your surrendered shares of Expedia common stock are converted will automatically be converted in the merger into the package of USA securities (or cash in lieu of fractional shares), which will be certificated as directed in the Election Form/Letter of Transmittal. Certificates representing the new USA securities will be distributed as soon as practicable after the effective date of the merger.

    If you have not made a valid election with respect to your shares of Expedia common stock (and you do not validly exercise your dissenters' rights) or if you continue to hold Expedia options on the distribution date, certificates representing the new Expedia warrants will be distributed to you as soon as practicable after the effective date of the merger.

9. DO I HAVE TO SEND IN MY EXPEDIA STOCK CERTIFICATE(S) OR OUTSTANDING EXPEDIA WARRANT CERTIFICATES?

    Yes. If you elect to exchange all or some of your shares of Expedia common stock for Expedia Class B common stock, you must return the Expedia stock certificates to be exchanged with your Election Form/Letter of Transmittal (unless you return a validly executed Notice of Guaranteed Delivery). If you elect to exercise all or some of your outstanding Expedia warrants and receive shares of Expedia Class B common stock, you must return the outstanding Expedia warrant certificates to be exchanged with your Election Form/Letter of Transmittal, together with payment of your exercise price in the form and manner required by your warrant document, and an executed notice to exercise your warrant.

10.  WHAT IF I CANNOT LOCATE MY STOCK CERTIFICATE(S)?

    If you cannot locate your stock certificates, you must contact Mellon Investor Services LLC (toll free) at 1-800-270-3449 for instructions on how to replace your lost stock certificates. If your replacement certificate(s) are not received by the Exchange Agent before the Election Deadline, you will be treated as if you failed to make an election.

11. WILL I HAVE TO PAY TAXES ON THE PROCEEDS WHEN MY SHARES OR WARRANTS ARE EXCHANGED?

    You should refer to the discussion of "Material Federal Income Tax Consequences" in the Joint Prospectus/Proxy and Information Statement. Because individual circumstances may differ, you should consult your tax advisor for a complete understanding of the tax effect of the recapitalization and merger to you, including the application and effect of foreign, state, local or other tax laws.

12. ARE THERE ANY FEES ASSOCIATED WITH THE EXCHANGE OF MY EXPEDIA SHARES OR OUTSTANDING EXPEDIA WARRANTS?

    You will not incur any fees associated with the exchange of your shares of Expedia common stock for shares of Expedia Class B common stock or the exercise and exchange of your Expedia warrants for

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shares of Expedia Class B common stock. You may incur fees if you need to replace missing stock certificates or warrant certificates or choose to have the stock certificates or warrant certificates registered in another name.

13.  HOW DO I CHANGE MY ADDRESS ON THE ELECTION FORM/LETTER OF TRANSMITTAL?

    You should mark through any incorrect address information printed on the Election Form/Letter of Transmittal in Section 1. Clearly print your correct address in the place beside the printed information. If you would like to receive your payment at a different address from that in Section 1, you must complete the requested information in Section 4.

14.  WHAT DO I DO IF:

    - I want to change the name on my account?

    - I want to have my check made payable to someone else?

    - The owner or co-owner of the shares and/or warrants is deceased?

    Please complete the applicable areas in the Election Form/Letter of Transmittal in order to transfer the shares of Expedia Class B common stock to someone else. You will be responsible for any taxes and other costs arising from any of those changes. For more information, refer to the instructions below for completing Section 3.

15.  CAN I CHANGE OR REVOKE MY ELECTION?

    Yes. You may change or revoke your election to exchange your shares of Expedia common stock for Expedia Class B common stock at any time prior to the Election Deadline by submitting a properly completed, later-dated signed Election Form/Letter of Transmittal (together with stock certificates or Notice of Guaranteed Delivery, and/or warrant certificates and accompanying documentation, as required) to the Exchange Agent prior to the Election Deadline. If you revoke an earlier made election, your Expedia stock certificates will be returned to you by the Exchange Agent. However, you may not revoke an exercise of your Expedia warrants or your Expedia stock options.

16. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES AND MAKE AN ELECTION FOR ME?

    Your broker will vote your shares of Expedia common stock and make an election for you only if you provide your broker with instructions on how to vote and whether to elect. You should instruct your broker how to vote your shares and whether to elect to exchange your shares of Expedia common stock for shares of Expedia Class B common stock (which Class B shares will be automatically converted into the package of USA securities, or cash in lieu of fractional shares, in the merger) by following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted (which will have the effect of voting against the transactions) and you will not make an election (in which case, provided that you do not validly exercise your dissenters' rights, you will retain your Expedia common stock and will receive new Expedia warrants in the merger).

17.  WHO DO I CALL IF I HAVE ADDITIONAL QUESTIONS?

    You may contact our Proxy Solicitor and Information Agent, MacKenzie Partners, Inc., at toll free (800) 322-2885 or call collect (212) 929-5500.

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D.  INSTRUCTIONS FOR COMPLETING THE ELECTION FORM/LETTER OF TRANSMITTAL

    These instructions are for the accompanying Election Form/Letter of Transmittal for the registered (a) shareholders and (b) warrantholders of Expedia, Inc.

    All elections are subject to the Merger Agreement that was furnished to shareholders as Annex A to the Joint Prospectus/Proxy and Information Statement. You are urged to read this Instruction Booklet and the Joint Prospectus/Proxy and Information Statement in their entirety before completing the Election Form/Letter of Transmittal.

    It is very important that you complete, sign and return the Election Form/Letter of Transmittal before the Election Deadline of 5:00 p.m. (Eastern
Time) on December 17, 2001, the date of the annual meeting.

SECTION 1.  ABOUT YOU AND YOUR SHARES

    Part I of the Election Form/Letter of Transmittal shows the registration of your account and the number and type of shares and/or warrants owned by you as reflected on the records of Expedia at the time of mailing these instructions.

    If your Expedia stock certificate(s) is lost, please contact the Exchange Agent, Mellon Investor Services LLC, (toll free) at 1-800-270-3449 immediately for instructions on how to replace your Expedia stock certificate(s).

    Mark through any incorrect address information that is printed in this area on the Election Form/ Letter of Transmittal. Clearly print your correct address in the space beside the printed information.

SECTION 2.  ELECTION OPTIONS AND REQUIRED SIGNATURES

    The terms of the Merger Agreement allow you to elect to (a) exchange your shares of Expedia common stock, and/or (b) exercise your outstanding Expedia warrants and exchange the shares of Expedia common stock obtained thereby for shares of Expedia Class B common stock. For more information, please refer to the Joint Prospectus/Proxy and Information Statement.

    If you desire to retain your shares of Expedia common stock and receive new Expedia warrants, no further action is required. If you choose to make an election, for your election to be valid a completed Election Form/Letter of Transmittal MUST be received by the Exchange Agent together with (a) if you hold Expedia shares, your stock certificates or Notice of Guaranteed Delivery, and
(b) if you hold outstanding Expedia warrants, your warrant certificates, payment of the warrant exercise price in the form and manner required by your warrant document, and executed notice to exercise the warrant, at one of the addresses set forth above, prior to the Election Deadline.

    You will be deemed not to have made an election if:

    - No election choice is indicated in Section 2.A;

    - You fail to follow the instructions in this document, including, without limitation, failure to submit (a) if you hold Expedia shares, your Expedia stock certificates or Notice of Guaranteed Delivery, and (b) if you hold outstanding Expedia warrants, your warrant certificates, payment of the warrant exercise price in the form and manner required by the warrant document, and executed notice to exercise the warrant, or otherwise fail to properly make an election;

    - The Election Form/Letter of Transmittal, completed and accompanied by (a) if you hold Expedia shares, your Expedia stock certificates or Notice of Guaranteed Delivery, and (b) if you hold outstanding Expedia warrants, your warrant certificates, payment of the warrant exercise price in the form and manner required by the warrant document, and executed notice to exercise the warrant, is not actually received by the Exchange Agent before the Election Deadline; or

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    - You return the Election Form/Letter of Transmittal with a Notice of
      Guaranteed Delivery of your stock certificates, but do not deliver the certificates within 2 business days after the Election Deadline.

A)  ELECTION OPTIONS

    Select from one (or more, as appropriate) of the following options:

    1. Exchange all your shares of Expedia common stock for shares of Expedia Class B common stock.

    2. Exchange a specified number of your shares of Expedia common stock for shares of Expedia Class B common stock.

    3. Exchange all your outstanding Expedia warrants for shares of Expedia Class B common stock.

    4. Exchange a specified number of your outstanding Expedia warrants for shares of Expedia Class B common stock.

B)  REQUIRED SIGNATURES

    All individuals listed on the account must sign the Election Form/Letter of Transmittal. Please be sure to include your daytime telephone number.

C)  SUBSTITUTE FORM W-9

    Certify that the Social Security Number printed on the form is correct. REGARDLESS OF WHETHER YOU HAVE PREVIOUSLY FURNISHED A TAXPAYER IDENTIFICATION NUMBER (TIN), SOCIAL SECURITY NUMBER (SSN) OR THE CERTIFICATION ON FORM W-9 WITH RESPECT TO DIVIDEND PAYMENTS, YOU MUST AGAIN FURNISH THIS NUMBER ON THE SUBSTITUTE FORM W-9.

    If you are a trustee, executor, administrator or someone who is acting on behalf of a shareholder and your name is not printed on the Election Form/Letter of Transmittal, you must include your full title and send us proper evidence of your authority to exchange the shares of Expedia common stock and/or outstanding Expedia warrants.

    Any disputes regarding your election or the elections made by other Expedia shareholders or warrantholders will be resolved by the Exchange Agent (in consultation with USA) and its decision will be final for all parties concerned. The Exchange Agent has the absolute right to reject any and all Election Forms/Letters of Transmittal which it determines are not in proper form or to waive minor defects in any form. Surrenders of certificates will not be effective until all defects or irregularities that have not been waived by the Exchange Agent have been corrected. Please return your Election Form/ Letter of Transmittal promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

    UNLESS THERE ARE SPECIAL TRANSFER/PAYMENT INSTRUCTIONS OR SPECIAL DELIVERY INSTRUCTIONS, OR YOU ARE REPORTING LOST, STOLEN OR DESTROYED CERTIFICATES, YOU NEED NOT CONTINUE TO THE NEXT SECTION. HOWEVER, BEFORE YOU MAIL YOUR ELECTION FORM/LETTER OF TRANSMITTAL, MAKE SURE YOU DO THE FOLLOWING:

    a)  Verify the election you have chosen;

    b)  Sign, date and include your daytime phone number;

    c)  Verify the SSN or TIN printed on the form and sign the Substitute Form
       W-9;

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
    d) If you hold Expedia shares, include your Expedia stock certificates or Notice of Guaranteed Delivery, along with the Election Form/Letter of Transmittal in the enclosed brown kraft envelope; and

    e) If you hold outstanding Expedia warrants, include your warrant certificates, payment of the warrant exercise price in the form and manner required by the warrant document, and executed notice to exercise the warrants, along with the Election Form/Letter of Transmittal in the enclosed brown kraft envelope.

SECTION 3.  SPECIAL TRANSFER/PAYMENT INSTRUCTIONS

    If you want your USA securities registered in a name or names different from the name(s) printed on the Election Form/Letter of Transmittal, please follow the instructions below.

    First, print the name(s) and address(es) of the person(s) to receive the USA securities in the space provided under Special Transfer/Payment Instructions. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your stock certificate(s), if applicable, and your Election Form/ Letter of Transmittal.

    NAME CHANGE DUE TO MARRIAGE OR TRANSFER OF OWNERSHIP TO ANOTHER INDIVIDUAL:

    1. Obtain a signature guarantee for the shareholder whose name is printed on the Election Form/Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

    2. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

    SHAREHOLDER AND/OR WARRANTHOLDER WHOSE NAME IS PRINTED ON THE ELECTION FORM/LETTER OF TRANSMITTAL IS DECEASED. YOU ARE THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE:

    1. Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

    2. Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

    3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

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
    THE ACCOUNT IS A JOINT ACCOUNT AND ONE OF THE ACCOUNT HOLDERS IS DECEASED. TRANSFERRING SHARES TO THE SURVIVOR ONLY:

    1.  Provide a certified (under raised seal) copy of death certificate.

    2. Survivor's signature (signature guarantee is not necessary in this case).

    3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

    THE ACCOUNT IS A JOINT ACCOUNT AND ONE OF THE ACCOUNT HOLDERS IS DECEASED. TRANSFERRING SHARES TO THE SURVIVOR AND ADDING A NAME:

    1.  Provide a certified (under raised seal) copy of death certificate.

    2. Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

    3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

    THE ACCOUNT IS A CUSTODIAL ACCOUNT AND THE FORMER MINOR HAS REACHED THE LEGAL AGE OF MAJORITY:

    1. The former minor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Security Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

    2. Provide a certified (under raised seal) copy of the birth certificate for the former minor.

    3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

    IF THE REQUEST IS BEING MADE BY THE MINOR WHO HAS NOW REACHED THE AGE OF
     MAJORITY:

    1. The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

    2. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

    YOU WANT TO HAVE THE ACCOUNT REGISTERED IN THE NAME OF A TRUST:

    1. Obtain a signature guarantee for the shareholder whose name is printed on the Election Form/Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

    2.  Provide a copy of the first and last pages of the trust agreement.

    3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

    If your circumstances differ from those listed above, or if you have any other questions, please contact the Proxy Solicitor and Information Agent, MacKenzie Partners, Inc., (toll-free) at (800) 322-2885 or (call collect) at
(212) 929-5500.

SECTION 4.  SPECIAL DELIVERY INSTRUCTIONS

    Complete this area only if you want the stock certificates of USA securities resulting from your election to be delivered to an address other than the one printed in Section 1 on the Election Form/ Letter of Transmittal.

    Note: Your address of record will not be affected by completing this section.

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
E.  INSTRUCTIONS FOR COMPLETING THE NOTICE OF GUARANTEED DELIVERY

                     (Not to be Used for Signature Guarantees)

    The Notice of Guaranteed Delivery or a facsimile thereof must be used in connection with your election to exchange some or all of your shares of Expedia common stock for shares of Expedia Class B common stock if:

    1. certificates for shares of common stock of Expedia, Inc. are not immediately available;

    2. the procedure for book-entry transfer cannot be completed on a timely basis; or

    3. the Election Form/Letter of Transmittal and all other required documents cannot be delivered to Mellon Investor Services LLC, the Exchange Agent, prior to the Election Deadline of 5:00 p.m. (Eastern Time) on December 17, 2001, the date of the annual meeting.

    You must properly complete and duly execute the Notice of Guaranteed Delivery form, including arranging for the Delivery Guarantee section to be properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a bank, broker, dealer, credit union, savings association, or other entity that is a member in good standing of the Security Transfer Agents Medallion Program (subject to the condition that the certificates thereby guaranteed to be delivered are in fact delivered to the Exchange Agent no later than 5:00 p.m. (Eastern Time) TWO BUSINESS DAYS after the Election Deadline), and deliver the Notice of Guaranteed Delivery to the Exchange Agent by the Election Deadline. Please refer to the Notice of Guaranteed Delivery for further information.

    The Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Exchange Agent.

                             THE EXCHANGE AGENT IS:
                          MELLON INVESTOR SERVICES LLC

      BY REGISTERED OR CERTIFIED MAIL:                  BY FACSIMILE TRANSMISSION:
          Reorganization Department                         201-296-4293 (fax)
            Post Office Box 3301                        201-296-4860 (confirmation)
       South Hackensack, NJ 07606-3301

                  BY HAND:                                BY OVERNIGHT DELIVERY:
          Reorganization Department                      Reorganization Department
                120 Broadway                                85 Challenger Road
                 13th Floor                              Ridgefield Park, NJ 07660
             New York, NY 10271

    DELIVERY OF THE NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

    The Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on an Election Form/Letter of Transmittal is required to be guaranteed by an "eligible institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Election Form/Letter of Transmittal.

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